Examiner	Exhibit 3.2 The Commonwealth of Massachusetts OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE MICHAEL J. CONNOLLY, Secretary ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION
General Laws, Chapter 156B, Section 72	NO. 04-1717070

Name Approved

We, James M. Markert, Vice President, and Robert E. Higgins, Clerk of

PERINI CORPORATION

(EXACT Name of Corporation)

located at: 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701

(MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on     May 19,     1994, by vote of:

    3,207,986     shares of     Common Stock      out of     4,330,807     shares outstanding,

                                                         type, class & series (if any)

CROSS OUT INAPPLICABLE CLAUSE	being at least a majority of each type, class or series outstanding and entitled to vote thereon:

C P M R.A.	☐ ☐ ☐ ☐

[1]   For amendments adopted pursuant to Chapter 156B, Section 70.

[2]   For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2x11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:	7,500,000	$1.00
PREFERRED:		PREFERRED:	1,000,000	$1.00

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON:	15,000,000	$1.00
PREFERRED:		PREFERRED:	1,000,000	$1.00